Exhibit 10

Standstill Agreement

This Standstill Agreement (this “Agreement”) is entered into by and among American Bank of Rockville, Maryland, a federal savings bank (“American Bank”), American Bank Holdings, Inc., a Delaware corporation (“ABH”), and Marilyn L. and Barrett R. Rochman (together, “Rochman”), on this 25th day of April, 2003.

WHEREAS, as an inducement to the parties releasing claims that they may have against the other party or parties in connection with the exercise of Marilyn L. Rochman’s dissenter’s rights in connection with that certain Plan of Merger and Reorganization, dated as of January 6, 2003, by and among ABH, American Bank and American Interim Bank (the “Dissenter’s Rights”), the parties are entering into this Agreement.

WHEREAS, Marilyn L. Rochman has agreed to sell 170,000 shares of common stock of ABH to Joseph R. Schuble (the “Stock Sale”).

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                                                                                      Release.

American Bank and ABH, on the one hand, and Rochman on the other, do each hereby remise, release, and forever discharge, and by these presents do, for themselves and their, predecessors, successors and assigns, remise, release and forever discharge the other parties hereto of and from any and all actions, claims, debts, demands, damages, liabilities, suits, and causes of action of whatsoever kind and nature, presently known or unknown, for any compensatory damage, punitive damage, statutory damage, costs, debts, obligations, or any other liability whatsoever arising from or relating to the exercise of the Dissenter’s Rights.

2.                                                                                      Representations and warranties of Rochman.

a.                                       Rochman has beneficial ownership of 199,270 shares of common stock of ABH or shares of formerly outstanding common stock of American Bank, and has full and complete authority to enter into this Agreement.  This Agreement constitutes a valid and binding agreement of Rochman.

b.                                      There are no arrangements, agreements or understandings among Rochman, ABH or American Bank, other than as set forth in this Agreement.

3.                                                                                      Representations and Warranties of ABH and American Bank.

ABH and American Bank have full and complete authority to enter into this Agreement and this Agreement constitutes a valid and binding agreement of ABH and American Bank.

4.                                                                                      Restrictions on Additional Purchase of Shares.

For a period of two years from the date of this Agreement, unless waived in writing by ABH, Rochman agrees not to, directly or indirectly, through one or more transactions or acting in concert with one or more persons or companies or otherwise: (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, more than 3.00% of the outstanding voting securities of ABH, which includes any direct or indirect rights to acquire any voting securities of ABH, or (ii) file any application or notice with any applicable bank regulatory authority, including but not limited to the Office of Thrift Supervision, to acquire additional shares of equity capital of ABH.

5.                                                                                      Overall Limitations on Sales and Sales Pursuant to Tender Offers.

Except for the Stock Sale, for a period of two years from the date of this Agreement, Rochman agrees that he knowingly will not offer, sell, or transfer any shares of ABH common stock to any person or company or persons or companies acting in concert who then or, as a result of such sale or transfer, would, directly or indirectly, beneficially own or control, or hold proxies (revocable or irrevocable) or options for, more than 5% of the outstanding shares of ABH common stock, except with the prior written approval of the ABH Board of Directors.

6.                                                                                      Nonsolicitation.

Until the second anniversary of the date of this Agreement, Rochman shall not, without ABH’s prior written consent:

(a)                                  make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any securities of ABH;

(b)                                 make any public announcement with respect to ABH, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving ABH, or its securities or assets; or

(c)                                  form, join or in any way participate in a group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended in connection with any of the foregoing.

7.                                                                                      Acknowledgement of ABH.

ABH acknowledges that this Agreement does not restrict the manner in which Rochman may vote his shares of stock of ABH that he owns as of the date of this Agreement, or that he may purchase in the future, in accordance with the terms of this Agreement.

8.                                                                                      General Provisions.

(a)                                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Maryland.

(b)                                 This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof, and supersedes all prior representations and understandings, whether oral or written.

(c)                                  If any provision of this Agreement is invalid or unenforceable under applicable law, then that provision shall be enforced to the maximum extent possible and the remaining provisions shall remain in full force and effect.

(d)                                 This Agreement shall be binding on the parties and their respective successors and assigns.

(e)                                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

(f)                                    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, or on the following business day after being sent by overnight courier (with delivery confirmation) with a nationally recognized courier service such as Federal Express, addressed to American Bank, ABH and Rochman as follows:

(i)                                   if to American Bank, to:

American Bank

1211 Plum Orchard Drive, Suite 300

Silver Spring, Maryland 20904

Attn: Phillip C. Bowman

With a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004

Attn: Stuart G. Stein, Esq.

(ii)                                if to American Bank Holdings, Inc., to:

American Bank Holdings, Inc.

1211 Plum Orchard Drive, Suite 300

Silver Spring, Maryland 20904

Attn: Phillip C. Bowman

With a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, DC 20004

Attn: Stuart G. Stein, Esq.

(iii)                             if to Rochman, to:

31 Homewood

Carbondale, Illinois 62901

Attn: Barrett R. Rochman

With a copy (which shall not constitute notice) to:

Krieg DeVault LLP

One Indiana Square, Suite 2800

Indianapolis, Indiana 46204

Attn: Nicholas J. Chulos, Esq.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date first above written.

AMERICAN BANK

	By:	/s/ P. C. Bowman
Name: Phillip C. Bowman
Title: President

AMERICAN BANK HOLDINGS, INC.

	By:	/s/ P.C. Bowman
Name: Phillip C. Bowman
Title: President

Agreed to and accepted as of the date first set forth above:

/s/ Barrett Rochman
Barrett Rochman

/s/ Marilyn Rochman
Marilyn Rochman